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                                    Exhibit 10.15

                        Sonic Corp. 1995 Stock Incentive Plan



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                              1995 STOCK INCENTIVE PLAN

    SONIC CORP., a Delaware corporation (the "Company"), hereby adopts the Sonic Corp. Stock Incentive Plan upon the following terms and conditions:

                                      ARTICLE I

                               NAME AND PURPOSE OF PLAN

    1.1 NAME OF PLAN. This Plan shall be hereafter known as the SONIC CORP. 1995 STOCK INCENTIVE PLAN.

    1.2 PURPOSE. The purpose of the Plan is to provide Key Employees who are selected to be Participants under the Plan an incentive to motivate and financially reward such individuals who contribute to the long term growth and profitability of the Company, with such reward to be based on the financial performance of the Company, including its Subsidiaries, during Performance Cycles.

    1.3 TYPE OF PLAN. This Plan shall be considered as a "nonqualified deferred compensation plan" which is to be sponsored by the Company solely for the purpose of providing a supplemental income for certain Key Employees who contribute materially to the continued growth, development and future business success of the Company. It is the intention of the Company that this Plan and any Agreements entered into pursuant to the Plan be administered as an unfunded welfare benefit plan established and maintained for a select group of Key Employees.

                                      ARTICLE II

                             DEFINITIONS AND CONSTRUCTION

    2.1 DEFINITIONS. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

         (a) AGREEMENT. The word "Agreement" shall mean that certain agreement which will be entered into by and between the Company and the Participant which represents the Participant's Award for a particular Performance Cycle as provided in Section 3.3 hereof.

         (b) ANNIVERSARY DATE: The words "Anniversary Date" shall mean August 31, which is end of the fiscal year of the Company.

         (c) AWARD: The word "Award" shall mean, with respect to any Participant, the number of shares of Restricted Stock granted to the Participant at the beginning of each Performance Cycle.

         (d) BENEFICIARY: The word "Beneficiary" shall mean that person designated by the Participant pursuant to Section 6.2 hereof who may be entitled to receive such Participant's Award in the event of the death of the Participant.

         (e) BOARD: The word "Board" shall mean the Board of Directors of the Company.

         (f) CHANGE OF CONTROL: The words "Change of Control" shall mean the change in the control of the Company as described in Section 9.1 hereof.

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         (g)   CODE:  The word "Code" shall mean the Internal Revenue Code of
    1986, as amended.

         (h) COMMITTEE: The word "Committee" shall mean the committee appointed by the Board which in accordance with Article X herein will administer the Plan.

         (i) COMMON STOCK: The words "Common Stock" shall mean the shares of common stock, $.01 par value per share of the Company.

         (j) COMPANY: The word "Company" shall mean Sonic Corp., or its successor.

         (k) DISABILITY: The word "Disability" shall mean a physical or mental condition arising during employment with the Employer whereby a Participant has become totally and permanently disabled.

         (l) EFFECTIVE DATE: The words "Effective Date" shall mean the date that this Plan shall have been approved by the Board, which is the date that this Plan shall be effective for all purposes.

         (m) ELIGIBLE SPOUSE: The words "Eligible Spouse" shall mean the spouse to whom the Participant is married on his date of death.

         (n) EMPLOYER: The word "Employer" shall mean either the Company or any Subsidiary.

         (o) ESCROW: The word "Escrow" shall mean that separate arrangement under which Restricted Stock will be held pending distribution to the Participant on the Vesting Date or as otherwise provided in the Plan.

         (p) ESCROW AGENT: The words "Escrow Agent" shall mean the person or entity who shall administer the Escrow.

         (q) INCUMBENT BOARD. The words "Incumbent Board" shall mean the individuals who, as of the date hereof, constitute the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

         (r) KEY EMPLOYEES: The words "Key Employee" shall mean any full time employee of the Company or a Subsidiary who holds the position of Chairman, Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President or any other employee of the Company or a Subsidiary who is selected for participation in the Plan.

         (s) PARTICIPANT: The word "Participant" shall mean a Key Employee who has been selected by the Committee.


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         (t)   PERFORMANCE CYCLE:  The words "Performance Cycle" shall mean a fixed period of time determined by the Committee over which Awards may be earned by the Participant.

         (u) PERFORMANCE GOALS: The words "Performance Goals" shall mean those factors, goals and criteria selected by the Committee which must be met by the Participant during the Performance Cycle in order for a Participant to earn his Award, or to become vested in his Award, under the Performance Vesting Schedule.

         (v) PERFORMANCE VESTING SCHEDULE: The words "Performance Vesting Schedule" shall mean that schedule selected by the Committee which shall contain the Performance Goals which must be met during the applicable Performance Cycle in order for a Participant to become vested in his Award under the Performance Vesting Schedule.

         (w) PLAN: The word "Plan" shall mean the "Sonic Corp. 1995 Stock Incentive Plan," as set forth in this instrument, and as hereafter amended from time to time.

         (x) RESTRICTED STOCK: The words "Restricted Stock" shall mean those shares of Common Stock which a Participant may earn as provided in Article V hereof.

         (y) RETIREMENT: The word "Retirement" shall mean a Participant's termination of employment with the Company or a Subsidiary after attaining the age of 65 years or later or, at the discretion of the Committee, after attaining the age of 55 years or later.

         (z) SERVICE VESTING SCHEDULE. The words "Service Vesting Schedule" shall mean the period of employment service with the Employer established by the Committee which must be met in order for a Participant to become vested in his Award under the Service Vesting Schedule.

         (aa) SUBSIDIARY: The word "Subsidiary" shall mean any corporation with 80% or more of its voting common stock being owned, directly or indirectly, by the Company.

         (bb) VESTING DATE: The words "Vesting Date" shall mean the date on which a Participant becomes vested in his Award after satisfying the requirements, if any, of any Performance Vesting Schedule and/or Service Vesting Schedule; provided, however, that no Participant may become vested in his Award within six months from date the Award is granted.

         (cc) YEAR: The word "Year" shall mean the fiscal year of the Company.

    2.2 CONSTRUCTION: The masculine gender, wherever appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.


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                                     ARTICLE III

                                    PARTICIPATION

    3.1 SELECTION FOR PARTICIPATION. In order to be eligible for participation in the Plan, a Key Employee of the Company must be selected by the Committee. Selection for participation in the Plan shall be in the sole and absolute discretion of the Committee.

    3.2 PARTICIPATION IN CONSIDERATION FOR FUTURE SERVICES. Selection of a Key Employee by the Committee for participation in the Plan and the granting of any Award will be deemed to be for all purposes in consideration of future services to be rendered by the Key Employee to the Company or its Subsidiaries.

    3.3 AWARD AGREEMENTS. Any Key Employee selected by the Committee as a Participant, shall, as a condition of participation, execute and return to the Committee an Agreement evidencing the Key Employee's participation in the Plan, the amount of his Award and his agreement to the terms and conditions of the Plan and the Agreement. A separate Agreement will be entered into by the Company and the Participant for each Performance Cycle.

                                      ARTICLE IV

                         RESTRICTED STOCK SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES OF RESTRICTED STOCK. Shares of Common Stock subject to Award under this Plan in the form of Restricted Stock shall not exceed in the aggregate One Hundred Twenty Thousand (120,000) shares of the Common Stock of the Company. Either authorized and unissued shares or treasury shares may be subject to Award and delivered pursuant to the Plan. If any Restricted Stock issued to a Participant is forfeited as provided in this Plan, the Committee may reissue such Restricted Stock to Participants.

                                      ARTICLE V

                                      THE AWARDS

    5.1 AMOUNT OF AWARDS. The Award granted to each Participant for each Performance Cycle, expressed as a number of shares of Restricted Stock, is determined solely in the discretion of the Committee. Awards of Restricted Stock will be paid in Common Stock of the Company. Each Award of Restricted Stock shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

    5.2 RESTRICTED STOCK HELD IN ESCROW. The Committee shall cause a certificate to be delivered to the Escrow Agent (appointed pursuant to Section
5.3 below) registered in the name of the Participant representing the total number of shares of Restricted Stock represented by his Award and a copy of the Agreement relating to such Award in accordance with the following:

         (a) Any such certificate shall be legended to indicate that the shares of Restricted Stock represented thereby are subject to the terms and conditions of the Award and the Plan.

         (b) Restricted Stock held by the Escrow Agent in the Escrow shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes,


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    and the Participant shall, unless the Agreement shall provide otherwise, receive all dividends thereon and shall have the right to vote such shares; provided, however, that the right to receive such dividends and to vote such shares shall forthwith terminate with respect to unvested shares of Restricted Stock of any Participant whose Award has been forfeited as provided in this Plan or the Agreement.

         (c) While such Restricted Stock is held in Escrow and until such Restricted Stock has become fully vested on the Vesting Date, it shall be subject to the restrictions set forth in Section 7.1 of the Plan.

         (d) As such Restricted Stock shall vest from time to time in the Participant in accordance with his Award, the Escrow Agent shall deliver to such Participant or his respective Beneficiary (in the case of the Participant's death) certificates representing such vested shares of Restricted Stock. As a condition precedent to delivering a certificate representing shares of Restricted Stock covered by an Award to the Escrow Agent, the Committee may require the Participant to deliver to the Escrow Agent a duly executed irrevocable stock power or powers (in blank) covering the Restricted Stock represented by such certificate.

         (e) Certificates representing unvested shares of Restricted Stock held by the Escrow Agent for the benefit of any Participant whose Award (to the extent then unvested) has been forfeited shall be returned (together with the related stock power) by the Escrow Agent to the Company.

         (f) The Company shall have no liability to issue any Restricted Stock hereunder unless such Restricted Stock and issuance thereof comply with any applicable federal or state securities laws or any other applicable laws.

         (g) Participants may be granted more than one Award. The granting of an Award shall not affect any outstanding Award previously made to a Participant under the Plan.

    5.3 ESCROW AGENT. An Escrow Agent for the Escrow shall be appointed by the Committee for such period and upon such terms and conditions as the Committee deems appropriate. The Committee shall have the power to remove any person from the position of Escrow Agent and to appoint a substitute or successor Escrow Agent. The fees and expenses of the Escrow Agent shall be paid by the Company. The Escrow Agent shall not incur liability for any action taken pursuant to the Plan or any Award made thereunder so long as the Escrow Agent acts in good faith in accordance with the instructions of the Committee.

                                      ARTICLE VI

                                   PAYMENT OF AWARD

    6.1  PAYMENT OF AWARD.

         (a) GENERAL. With respect to each applicable Performance Cycle, after satisfaction of any Performance Vesting Schedule and/or Service Vesting Schedule prescribed by the Committee, payment of Awards shall be made as soon as practicable following the Vesting Date which relates to the Award.


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         (b)   SPECIAL CIRCUMSTANCES.  In the event of termination of a
    Participant's employment due to death, Retirement or Disability, then any unvested Award of a Participant shall thereupon immediately be forfeited; provided, however, in the event of death of a Participant after the completion of three fiscal quarters for any Year in a Performance Cycle, the Award to such Participant shall vest for that Year if the Performance Goals for that year are otherwise achieved, and all unvested Restricted Stock subject to vesting for any Year thereafter shall be forfeited.

    6.2 BENEFICIARY DESIGNATION. In the event of the death of a Participant during a Performance Cycle, then, the Participant's Award, if any, to the extent vested prior to the death of the Participant, or to become vested as provided in
Section 6.1(b), shall be paid to the then surviving Beneficiary designated by the Participant on a form provided by the Committee, and, if there is no Beneficiary then surviving, such benefits will automatically be paid to the surviving Eligible Spouse of such Participant, otherwise to the estate of such Participant.

                                     ARTICLE VII

                              GENERAL BENEFIT PROVISIONS

    7.1 RESTRICTIONS ON ALIENATION OF BENEFITS. No right or benefit under this Plan or the Agreement shall be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, gift, pledge, encumbrance, disposition, hypothecation, levy, execution or the claims of creditors, either voluntarily or involuntarily, and any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, gift, pledge, encumber, dispose, hypothecate, levy or execute on the same shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable.

    7.2 NO TRUST. Other than as specifically provided in this Plan, no action under this Plan by the Company, its Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his Award. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the company who employs such Participant. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

    7.3 WITHHOLDING FOR INCOME AND EMPLOYMENT TAXES. Since all amounts to be paid under the Plan and the related Agreement to a Participant are to be considered as supplemental compensation paid for services rendered by the Participant, the Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to any payments made under this Plan, and accordingly, all amounts of Awards shall be subject to and reduced by the amount of such taxes. At such times as are required under applicable income, employment or other tax laws or regulations, the Company shall withhold a number of shares of Restricted Stock equal to the withholding deposit which is otherwise required with respect to such income or other employment taxes. Notwithstanding the withholding of such Restricted Stock, such shares shall still be considered to be subject to withholding taxes. The additional amount of tax which is due may be likewise paid either in cash


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or by the withholding of additional shares.  The Participant may elect to pay any employment or withholding taxes by directing the Company to withhold from his salary, or, prior to the required time to withhold such taxes, to remit to the Company in cash, an amount sufficient to pay such income or other employment taxes.

    7.4 NO INTEREST ON AWARDS. All Awards to be paid hereunder will be paid without interest or investment earnings of any kind whatsoever except as otherwise specifically provided in the Plan.

    7.5 PAYMENTS BY THE COMPANY OR SUBSIDIARY. The payments required to fund the cost of the Awards provided by the Plan shall be made solely by the Company or any Subsidiary whose Key Employees are participating in the Plan.

    7.6 ADJUSTMENT ON RECAPITALIZATION. In case of a recapitalization, stock split, merger, stock dividend, reorganization, combination, liquidation, or other change in the Common Stock of the Company, the Committee shall make such adjustment, if any, as it deems appropriate in the number or kind of shares of Common Stock which remain available under the Plan for further Awards. Unvested shares of Restricted Stock held by the Escrow Agent for the benefit of a Participant shall participate in any of such events to the same extent as any other issued and outstanding shares of Common Stock of the Company, but appropriate adjustments, if required, shall be made by the Committee, so that after giving effect to the occurrence of any of such events, the Escrow Agent shall continue to hold such unvested shares and/or any other securities delivered in respect thereof for the benefit of such Participant to the extent practicable upon the same terms and conditions of this Plan and of his Award, subject to the Change of Control provisions of Article IX.

                                     ARTICLE VIII

                         PROVISIONS RELATING TO PARTICIPANTS

    8.1 INFORMATION REQUIRED OF PARTICIPANTS. Payment of Awards shall be made as provided in this Plan and no formal claim shall be required therefor; provided, in the interests of orderly administration of the Plan, the Committee may make reasonable requests of Participants and Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Participants and Beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

    8.2 BENEFITS PAYABLE TO INCOMPETENTS. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to the said person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of the said person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

    8.3 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN. The establishment and maintenance of the Plan shall not be construed as conferring any legal rights upon any Participant to the continuation of employment with the Employer, nor shall the Plan interfere with the rights of the Employer to discharge any Participant with or without cause.


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                                      ARTICLE IX

                        STATUS OF AWARDS ON CHANGE OF CONTROL

    9.1 CHANGE OF CONTROL. In the event there has been a Change of Control which: (i) has not been approved by the Incumbent Board of Directors or (ii) is the result of a tender offer or proxy solicitation not recommended or approved by the Incumbent Board of Directors, then the vesting of any Award shall be accelerated to the time of such Change of Control. In the event of any other Change of Control, the Committee, in its sole discretion, may accelerate the vesting of any Award, or terminate or cause the forfeiture of any unvested Awards. For the purposes of this Plan, the term "Change of Control" shall mean:

         (a) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would convert into cash, securities or other property, other than a merger of the Company in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger;

         (b) Any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

         (c) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

         (d) Any person (as used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13D-3 under the Exchange Act) of 50% or more of the Company's outstanding capital stock;

         (e) During any period of two consecutive years, individuals who at the beginning of that period constitute the entire Board of the Company cease for any reason to constitute a majority of the Board unless the election or the nomination for election by the Company's stockholders of each new director received the approval of the Board by a vote of at least two-thirds of the directors then and still in office and who served as directors at the beginning of the period; or

         (f)   The Company becomes a subsidiary of any other corporation.

                                      ARTICLE X

                             ADMINISTRATION AND COMMITTEE

    10.1 ALLOCATION OF RESPONSIBILITY FOR PLAN ADMINISTRATION. The members of the Committee shall serve at the pleasure of the Board and shall be the same as the Stock Plan Committee appointed by the Board. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights). A member of the Committee may not be eligible to become a Participant in the Plan. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet in special


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circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any Agreements. Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any Agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

    10.2 APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee. All usual and reasonable expenses of the Committee incurred in administering the Plan may be paid in whole or in part by the Company.

    10.3 RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with governmental laws and regulations.

    10.4 OTHER COMMITTEE POWERS AND DUTIES. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any Awards hereunder;

         (b) to establish the Performance Goals and any other factors relating to the Performance Vesting Schedule and the Service Vesting Schedule as such relate to the Awards;

         (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

         (d) to receive from the Company and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

         (e) to furnish the Company upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate; and

         (f) to appoint and employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any responsibility of the Committee, or any of its individual members, under the Plan.

    10.5 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the accountants of the Company or the legal counsel of the Company.


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                                      ARTICLE XI

                              AMENDMENT AND TERMINATION

    11.1 RIGHT TO AMEND OR ALTER PLAN. The Plan may be amended by the Company from time to time in any respect whatever by resolution of the Board. Any amendments may be made, which in the judgment of the Committee are necessary or advisable, provided that such amendments do not deprive a Participant, without his consent, of a right to receive his Award hereunder which has been previously vested by such Participant at the applicable point in time.

    11.2 RIGHT TO TERMINATE PLAN. This Plan shall continue until terminated as provided in this Section 11.2. The Company expressly reserves the right to terminate this Plan in whole or in part at any time. Unless sooner terminated, this Plan shall terminate on August 31, 2005 (the "Termination Date"). Provided, if the Company elects to terminate the Plan prior to the Termination Date, the Company shall determine a proposed date of termination, and the Committee shall notify the Participants. Provided further, the termination of the Plan shall not cause a termination of any previously vested Award.

                                     ARTICLE XII

                                RESOLUTION OF DISPUTES

    12.1 RESOLUTION OF DISPUTES. The following provisions shall apply to any controversy between the Company and its Subsidiaries and the Participant (including any director, officer, employee, agent or affiliate of the Company and its Subsidiaries) relating to this Plan or any Award granted pursuant to this Plan.

         (a) NEGOTIATION. The parties first shall use their reasonable efforts to discuss and negotiate a resolution of the controversy.

         (b) ARBITRATION. If the efforts to negotiate a resolution do not succeed, the parties shall resolve the controversy by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the "Rules") of the American Arbitration Association in effect at the time of the adoption of this Plan and pursuant to the following additional provisions:

               (1) APPLICABLE LAW. The Federal Arbitration Act (the "Federal Act"), as supplemented by the Oklahoma Arbitration Act (to the extent not inconsistent with the Federal Act), shall apply to the arbitration and all procedural matters relating to the arbitration.

               (2) SELECTION OF ARBITRATORS. The parties shall select one arbitrator within ten days after filing of a demand and submission in accordance with the Rules. If the parties fail to agree on an arbitrator within that ten day period or fail to agree to an extension of that period, the arbitration shall take place before an arbitrator selected in accordance with the Rules.

               (3) LOCATION OF ARBITRATION. The arbitration shall take place in Oklahoma City, Oklahoma, and the arbitrator shall issue any award at the place of arbitration. The arbitrator may conduct hearings and meetings at any place


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         agreeable to the parties or, upon the motion of a party, determined by the arbitrator as necessary to obtain significant testimony or evidence.

               (4) DISCOVERY. The arbitrator shall have the power to authorize all forms of discovery (including depositions, interrogatories and document production) upon the showing of (i) a specific need for the discovery, (ii) that the discovery likely will lead to material evidence needed to resolve the controversy, and (iii) that the scope, timing and cost of the discovery is not excessive.

               (5) AUTHORITY OF ARBITRATOR. The arbitrator shall not have the power (i) to alter, modify, amend, add to, or subtract from any term or provision of this Agreement; (ii) to rule upon or grant any extension, renewal or continuance of this Agreement; or (iii) to grant interim injunctive relief prior to the award.

               (6) ENFORCEMENT OF AWARD. The prevailing party shall have the right to enter the award of the arbitrator in any court having jurisdiction over one or more of the parties or their assets. The parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made prior to the award.

         (c) ATTORNEYS' FEES AND COSTS. The prevailing party to the arbitration shall have the right to an award of its reasonable attorneys' fees and costs (including the cost of the arbitrator) incurred after the filing of the demand and submission. If the Company prevails, the award shall include an amount for that portion of the administrative overhead reasonably allocable to the time devoted by the in-house legal staff of the Company.

         (d) OTHER RIGHTS. The provisions of this Section 12.1 shall not prevent the Company, its Subsidiaries, or the Participant from exercising any of their rights under this Plan, the Agreement, or under the common law, including (without limitation) the right to terminate any agreement between the parties or to end or change the party's legal relationship.

                                     ARTICLE XIII

                               MISCELLANEOUS PROVISIONS

    13.1 ARTICLES AND SECTION TITLES AND HEADINGS. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

    13.2 LAWS OF OKLAHOMA TO GOVERN. The provisions of this Plan shall be construed, administered and enforced according to the laws of the State of Oklahoma.

    13.3 EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the Effective Date.


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